Exhibit 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Par S. Chadha, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the year ended December 31, 2022 of Exela Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ Par S. Chadha
Name: Par S. Chadha
Title: Executive Chairman (Principal Executive Officer)